Exhibit 99.1

For Immediate Release:	Contact:	Robert S. Zuccaro
Executive Vice President and Chief Financial Officer
(914) 921-5088

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports First Quarter Results
-	AUM Rises to a Record $40.1 Billion
-	Shareholder Contribution Initiative $0.11 Estimate Impact

Rye, New York, May 7, 2013 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) announced first quarter 2013 earnings of $22.5 million or $0.88 per fully diluted share versus $23.8 million or $0.90 per fully diluted share in the first quarter 2012.  The 2013 quarter is after an $0.11 per fully diluted share charge related to a recently adopted shareholder-designated charitable contribution program.  Excluding this charge, first quarter 2013 earnings per share rose 10% to $0.99 per fully diluted share.

Revenues were $86.2 million in the first quarter of 2013, up $4.5 million, or 5.4%, from $81.7 million in the prior year’s quarter including incentive fees of $2.3 million vs. $2.6 million, respectively.  Operating income before management fee was $34.7 million, an 11.3% increase from $31.2 million in the prior year period.  The 2013 quarter was favorably impacted by the absence of stock-based compensation, which totaled $0.9 million in the 2012 quarter, as all restricted stock awards were accelerated in the fourth quarter of 2012.

Financial Highlights	First Quarter
($'s in 000's except AUM and per share data)	2013	2012	% Δ

AUM - end of period (in millions)	$40,090	$36,678	9.3%
AUM - average (in millions)	38,436	35,918	7.0

Revenues	86,181	81,749	5.4

Operating income before management fee	34,707	31,196	11.3
Operating margin before management fee	40.3%	38.2%

Operating income after management fee	30,727	27,012	13.8
Operating margin after management fee	35.7%	33.0%

Other income/(expense), net	5,148 (a)	10,710	(51.9)

Net income	22,545	23,836	(5.4)
Net income per share	$0.88	$0.90	(2.2%)

Shares outstanding at March 31	25,712	26,633

(a) Includes $5.0 million pre-tax or $0.11 per fully diluted share charge for shareholder-designated charitable contribution program.

We ended the quarter with cash and investments of approximately $661.2 million, debt of $216.7 million ($220.7 million face value) and equity attributable to GAMCO shareholders of $393.0 million.

Assets under Management

AUM at March 31, 2013 rose to a record $40.1 billion, an increase of 10.1% from AUM of $36.4 billion at December 31, 2012 and 9.3% above the March 31, 2012 AUM of $36.7 billion.  During the first quarter of 2013, we had net inflows of $498 million versus net outflows of $1.2 billion in the fourth quarter of 2012 and net inflows of $355 million in the first quarter of 2012.  Dynamics were:

-
AUM in our open-end equity funds totaled $13.8 billion on March 31, 2013, 10.5% above AUM of $12.5 billion on December 31, 2012 and 6.3% higher than the AUM of $13.0 billion on March 31, 2012.  Net inflows were $202 million during the first quarter of 2013 versus net outflows of $435 million for the fourth quarter of 2012 and net outflows of $135 million during the first quarter of 2012.

-
Our closed-end funds had AUM of $6.6 billion on March 31, 2013, 8.1% higher than the $6.1 billion on March 31, 2012 and 4.3% above the $6.3 billion on December 31, 2012.  In the first quarter of 2013, additions to AUM from at-the-market offerings were $10 million, while redemptions of a preferred issue were $8 million.  Distributions from all closed-end funds, net of reinvestments, were $114 million.

-
Our institutional and private wealth management business ended the quarter with $17.1 billion in AUM, rising 14.0% from $15.0 billion on both March 31, 2012 and December 31, 2012.  Net inflows, encompassing new and closed accounts as well as additional investments and withdrawals, totaled $238 million in the first quarter of 2013.

-
Our investment partnerships’ AUM increased to $796 million on March 31, 2013 from $594 million on March 31, 2012 but decreased from $801 million on December 31, 2012.  Net cash outflows in the first quarter of 2013 were $13 million.

-
The GAMCO International SICAV, our Luxembourg based UCITS fund which has two sub-funds, the GAMCO Strategic Value and the GAMCO Merger Arbitrage, totaled $113 million in AUM at March 31, 2013 as compared to $118 million at March 31, 2012 and $119 million at December 31, 2012.  Net outflows were $8 million during the first quarter of 2013, of which $7 million was return of proprietary capital.

-
AUM in The Gabelli U.S. Treasury Money Market Fund (“GUSTO”), our 100% U.S. Treasury money market fund, were $1.8 billion at March 31, 2013 as compared to $1.7 billion at December 31, 2012 and $1.9 billion at March 31, 2012.

-
In addition to management fees, we earn incentive fees for certain institutional client assets, for assets attributable to certain preferred issues of our closed-end funds and to our GDL Fund (NYSE: GDL), as well as for our investment partnership assets.  As of March 31, 2013, assets with incentive based fees were $3.8 billion, 2.7% higher than the $3.7 billion at December 31, 2012 and unchanged from the $3.8 billion at March 31, 2012.  Although a small portion of these assets had measurement periods that ended during the first quarter 2013, the majority of these assets have calendar year-end measurement periods; therefore, our incentive fees are primarily recognized in the fourth quarter when the uncertainty is removed at the end of the annual measurement period.

For the First Quarter

Revenues

Investment advisory and incentive fees for the first quarter ended March 31, 2013 were $72.6 million, an increase of 7.1% from the $67.8 million reported in the 2012 period:

-
Open-end fund revenues were $32.0 million versus $31.5 million in the first quarter 2012, an increase of 1.6%.  Average AUM for all open-end funds were 1.4% higher at $15.0 billion in the 2013 quarter versus the prior year quarter.  Average AUM for open-end equity funds rose 3.0% from the prior year quarter.

-
Our closed-end fund revenues increased 10.6% to $13.6 million in the 2013 quarter from $12.3 million in the prior year quarter. Average closed-end fund AUM, excluding certain closed-end fund preferred share assets that generate annual performance based fees, rose 10.9% from the prior year quarter.  Asset growth was driven by market performance and $10 million from at-the-market offerings of the GAMCO Global Gold, Natural Resources & Income Trust by Gabelli (NYSE: GGN), less distributions, net of reinvestments, from all closed-end funds of $114 million.

-
Institutional and private wealth management account revenues, excluding incentive fees, which are generally based upon beginning of quarter AUM, increased 14.4% to $23.0 million in the first quarter 2013 from $20.1 million in first quarter 2012.  During the first quarter 2013, we earned $2.4 million in incentive fees, a decrease of $0.1 million from the $2.5 million recognized in the first quarter 2012.

-
Investment partnership fees for the first quarter 2013 was $1.5 million, an increase of 15.4% from $1.3 million in the first quarter 2012.  Investment advisory fees increased by $0.4 million in the 2013 quarter versus the 2012 quarter, which were driven by the 29.3% increase in average assets managed, while incentive fees decreased by $0.2 million.

Revenues from the distribution of our open-end funds and other income were $11.4 million for the first quarter 2013, a decrease of $0.2 million or 2.3% from the prior year quarter of $11.6 million, largely the result of lower sales of load shares of mutual funds.

Our institutional research services generated revenues of $2.2 million in the first quarter 2013, down 5.2% from the $2.3 million in the prior year period.

Operating Income and Margin

Operating income, which is net of management fee expense, was $30.7 million in the first quarter of 2013 versus $27.0 million in the prior year period, an increase of $3.7 million, or 13.7%.  Operating income before management fee was $34.7 million in the first quarter 2013, versus $31.2 million in the first quarter 2012.  For the first quarter 2013, the operating margin before management fee was 40.3% versus 38.2% in the first quarter of 2012.  After management fee the operating margin was 35.7% in the 2013 first quarter versus 33.0% in the prior year period.  The 2013 quarter benefitted from the absence of stock compensation costs in the current quarter (versus $0.9 million in the first quarter of 2012) and lower expense reimbursements for certain mutual funds resulting from their growth in AUM.  Management believes evaluating operating income before management fee is an important measure in analyzing the Company’s operating results.  Further information regarding Non-GAAP measures is included in Notes on Non-GAAP Financial Measures and Table V included elsewhere herein.

Other Income / (Expense)

Other income/(expense), net, was $5.1 million, or $0.11 per diluted share, in the 2013 quarter versus $10.7 million, or  $0.23 per diluted share, in the first quarter of 2012.  The decrease in other income/(expense), net,  was largely the result of a $5.0 million charge, or $0.11 per diluted share, related to the newly adopted shareholder-designated charitable contribution program.  Mark to market gains, largely unrealized, from investments in mutual funds, alternative products and proprietary accounts, were $13.6 million versus $15.1 million in the first quarter of 2012.  Interest expense was $3.5 million in the 2013 first quarter, $0.9 million lower than the prior year quarter following the repurchase of $64.1 million (face value) in 0% debentures through a tender offer during the third quarter of 2012.

Income Taxes

The effective tax rate for the quarter ended March 31, 2013 was 36.8% compared to the 2012 quarter effective tax rate of 36.5%.

Business and Investment Highlights

-
During the first quarter of 2013, G.research, Inc. (formerly Gabelli & Company, Inc.) hosted several conferences, including our 23rd annual Pump, Valve & Motor Symposium and our 4th annual Specialty Chemicals Conference.

-
The Gabelli Focus Five Fund (GWSVX) completed its first year with assets rising to more than $160 million at March 31, 2013.  The Fund, which holds a concentrated portfolio of the “best ideas” stocks, is led by Dan Miller.

-
GAMCO, together with The Gabelli Center for Global Investment Analysis at Fordham University, hosted “Value Investing 20 Years Later: A Celebration of the Roger Murray Lecture Series 1993 – 2013”at The Paley Center for Media in New York City on April 17th.

-
Paul Sonkin joined our portfolio and investment management team of more than seventy professionals in January 2013.  Paul joins us as portfolio manager, focusing on micro and nano-cap stocks and stubs and spin-offs.

-
We initiated a GBL shareholder-designated charitable contribution program to extend our philosophy of giving back and to further the goal of charitable giving.  While the 2012 Annual Report had an overview of the program, more detailed information will be shared with the owners shortly.

-
Our “In the News” and “On the Air” section of our website features interviews with Portfolio Managers including Barbara Marcin, Howard Ward, Chris Marangi, Jeff Jonas, Kevin Dreyer and Caesar Bryan as they address world markets, industries and specific stocks.  Please visit the Gabelli website at www.gabelli.com/inthenews.html.

Other Financial Highlights

Statement of Financial Condition

We ended the quarter with $661.2 million in cash and investments versus $746.2 million at March 31, 2012 and $568.9 million at December 31, 2012.  This included approximately $101.2 million in available for sale securities at March 31, 2013 of which $64.3 million were in our sponsored registered investment companies.  We have $216.7 million ($220.7 million in face value) in total debt outstanding of which $99 million in 5.5% senior notes will be redeemed May 15, 2013.  We continue to explore options for obtaining additional low cost financing. With $400 million available on our  universal shelf registration, we have the flexibility to issue any combination of senior and subordinated debt securities, convertible debt securities and common and preferred equity.

Shareholder Compensation

Dividends

On February 5, 2013 GAMCO’s Board of Directors approved a quarterly dividend of $0.05 per share payable on March 26, 2013 to its Class A and Class B shareholders of record on March 12, 2013.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table V.

B.
Operating income before management fee expense per share and other income, net per share are used by management for purposes of evaluating its business operations.  We believe this measure is useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share, is provided below.

	1st Quarter
	2013	2012
Operating income before management fee	$34,707	$31,196
Management fee expense	(3,471)	(3,113)
Tax expense	(11,489)	(10,241)
Noncontrolling interest expense	41	(221)
Operating income (after management fee and taxes)	19,788	17,621
Per fully diluted share	$0.77	$0.67

Other income, net	$5,148	$10,710
Management fee expense	(509)	(1,071)
Tax expense	(1,706)	(3,515)
Noncontrolling interest expense	(176)	91
Other income, net (after management fee and taxes)	$2,757	$6,215
Per fully diluted share	$0.11	$0.23

Net income per fully diluted share	$0.88	$0.90
Diluted weighted average shares outstanding	25,758	26,533

C.	Shareholder-designated charitable contribution program expense, net of management fee and tax benefit, per diluted share:

1st Quarter
(in thousands, except per share data)	2013
Shareholder-designated charitable contribution program	$5,000
Management fee and tax benefit	2,156
Net loss	$2,844

Shareholder-designated charitable contribution program charge per share	$0.11
Diluted weighted average shares outstanding	25,758

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 1st Quarter 2013
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	March 31,
	2012	(depreciation)	flows	reinvestments	2013
Equities:
Open-end Funds	$12,502	$1,140	$202	$(31)	$13,813
Closed-end Funds	6,288	381	2	(114)	6,557
Institutional & PWM - direct	12,030	1,485	175	-	13,690
Institutional & PWM - sub-advisory	2,924	316	59	-	3,299
Investment Partnerships	801	8	(13)	-	796
SICAV (a)	119	2	(8)	-	113
Total Equities	34,664	3,332	417	(145)	38,268
Fixed Income:
Money-Market Fund	1,681	-	77	-	1,758
Institutional & PWM	60	-	4	-	64
Total Fixed Income	1,741	-	81	-	1,822
Total Assets Under Management	$36,405	$3,332	$498	$(145)	$40,090

Table II: Assets Under Management
	March 31,	March 31,	%
	2012	2013	Inc.(Dec.)
Equities:
Open-end Funds	$12,996	$13,813	6.3%
Closed-end Funds	6,067	6,557	8.1
Institutional & PWM - direct	12,031	13,690	13.8
Institutional & PWM - sub-advisory	2,924	3,299	12.8
Investment Partnerships	594	796	34.0
SICAV (a)	118	113	(4.2)
Total Equities	34,730	38,268	10.2
Fixed Income:
Money-Market Fund	1,922	1,758	(8.5)
Institutional & PWM	26	64	146.2
Total Fixed Income	1,948	1,822	(6.5)
Total Assets Under Management	$36,678	$40,090	9.3%

Table III: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	3/12	6/12	9/12	12/12	3/13	3/12	12/12
Equities:
Open-end Funds	$12,996	$12,496	$12,758	$12,502	$13,813	6.3%	10.5%
Closed-end Funds	6,067	5,860	6,365	6,288	6,557	8.1	4.3
Institutional & PWM - direct	12,031	11,655	12,189	12,030	13,690	13.8	13.8
Institutional & PWM - sub-advisory	2,924	2,788	2,912	2,924	3,299	12.8	12.8
Investment Partnerships	594	781	785	801	796	34.0	(0.6)
SICAV (a)	118	126	121	119	113	(4.2)	(5.0)
Total Equities	34,730	33,706	35,130	34,664	38,268	10.2	10.4
Fixed Income:
Money-Market Fund	1,922	1,893	1,752	1,681	1,758	(8.5)	4.6
Institutional & PWM	26	63	63	60	64	146.2	6.7
Total Fixed Income	1,948	1,956	1,815	1,741	1,822	(6.5)	4.7
Total Assets Under Management	$36,678	$35,662	$36,945	$36,405	$40,090	9.3%	10.1%

(a) Includes $102 million, $101 million, $102 million, $104 million and $99 million of proprietary seed capital at March 31, 2012, June 30, 2012,
September 30, 2012, December 31, 2012 and March 31, 2013, respectively.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
			% Inc.
	2013	2012	(Dec.)

Investment advisory and incentive fees	$72,607	$67,783	7.1%
Distribution fees and other income	11,353	11,623	(2.3)
Institutional research services	2,221	2,343	(5.2)
Total revenues	86,181	81,749	5.4

Compensation costs	35,652	34,554	3.2
Distribution costs	11,010	10,177	8.2
Other operating expenses	4,812	5,822	(17.3)
Total expenses	51,474	50,553	1.8

Operating income before management fee	34,707	31,196	11.3

Investment income	13,636	15,114
Interest expense	(3,488)	(4,404)
Shareholder-designated contribution	(5,000)	-
Other income, net	5,148	10,710	(51.9)

Income before management fee and income taxes	39,855	41,906	(4.9)
Management fee expense	3,980	4,184
Income before income taxes	35,875	37,722	(4.9)
Income tax expense	13,195	13,756
Net income	22,680	23,966	(5.4)
Net income attributable to noncontrolling interests	135	130
Net income attributable to GAMCO Investors, Inc.	$22,545	$23,836	(5.4)

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$0.88	$0.90	(2.2)

Diluted	$0.88	$0.90	(2.2)

Weighted average shares outstanding:
Basic	25,742	26,415	(2.5)

Diluted	25,758	26,533	(2.9)

Actual shares outstanding (a)	25,712	26,633	(3.5%)

Notes:
(a) Includes 0 and 375,000 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 10.

Table V
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2013	2012
	1st	1st	2nd	3rd		4th		YTD
	Quarter	Quarter	Quarter	Quarter		Quarter		2012
Income Statement Data:

Revenues	$86,181	$81,749	$81,024	$82,231		$99,277		$344,281

Expenses	51,474	50,553	48,042	50,163		71,375	(a)	220,133

Operating income before
management fee	34,707	31,196	32,982	32,068		27,902		124,148

Investment income/(loss)	13,636	15,114	(2,389)	2,140	(b)	7,220		22,085
Interest expense	(3,488)	(4,404)	(4,429)	(3,586)		(3,480)		(15,899)
Shareholder-designated contribution	(5,000)	-	-	-		-		-
Other income/(expense), net	5,148	10,710	(6,818)	(1,446)		3,740		6,186

Income before management
fee and income taxes	39,855	41,906	26,164	30,622		31,642		130,334
Management fee expense	3,980	4,184	2,615	3,056		3,163		13,018
Income before income taxes	35,875	37,722	23,549	27,566		28,479		117,316
Income tax expense	13,195	13,756	8,686	8,467		10,812		41,721
Net income	22,680	23,966	14,863	19,099		17,667		75,595
Net income/(loss) attributable
to noncontrolling interests	135	130	(242)	95		73		56
Net income attributable to
GAMCO Investors, Inc.	$22,545	$23,836	$15,105	$19,004		$17,594		$75,539

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic	$0.88	$0.90	$0.58	$0.72		$0.67		$2.87

Diluted	$0.88	$0.90	$0.57	$0.72		$0.67		$2.86

Weighted average shares outstanding:
Basic	25,742	26,415	26,258	26,250		26,208		26,283

Diluted	25,758	26,533	26,426	26,439		26,305		26,436
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$34,707	$31,196	$32,982	$32,068		$27,902		$124,148
Deduct: management fee expense	3,980	4,184	2,615	3,056		3,163		13,018
Operating income	$30,727	$27,012	$30,367	$29,012		$24,739		$111,130

Operating margin before
management fee	40.3%	38.2%	40.7%	39.0%		28.1%		36.1%
Operating margin after
management fee	35.7%	33.0%	37.5%	35.3%		24.9%		32.3%

(a) Includes $10.1 million in expenses from the acceleration of RSAs.
(b) Includes $6.3 million loss on extinguishment of $64.6 million (face value) of 0% Subordinated Debentures.

Table VI
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2013	2012	2012

ASSETS

Cash and cash equivalents	$273,353	$190,608	$324,630
Investments (a)	387,840	378,263	421,597
Receivable from brokers	44,583	50,655	29,298
Other receivables	38,340	52,600	33,943
Income tax receivable	917	1,014	39
Other assets	15,596	17,589	16,918

Total assets	$760,629	$690,729	$826,425

LIABILITIES AND EQUITY

Payable to brokers	$15,059	$14,346	$22,366
Income taxes payable and deferred tax liabilities	34,292	25,394	24,782
Compensation payable	34,676	10,535	28,834
Securities sold short, not yet purchased	6,377	3,136	9,657
Accrued expenses and other liabilities	40,794	32,656	35,125
Sub-total	131,198	86,067	120,764

5.5% Senior notes (due May 15, 2013)	99,000	99,000	99,000
5.875% Senior notes (due June 1, 2021)	100,000	100,000	100,000
0% Subordinated Debentures (due December 31, 2015) (b)	17,688	17,366	65,300
Total debt	216,688	216,366	264,300
Total liabilities	347,886	302,433	385,064

Redeemable noncontrolling interests	16,414	17,362	16,828

GAMCO Investors, Inc.'s stockholders' equity	392,999	367,608	421,084
Noncontrolling interests	3,330	3,326	3,449
Total equity	396,329	370,934	424,533

Total liabilities and equity	$760,629	$690,729	$826,425

(a) Includes investments in sponsored registered investment companies of $64.3 million, $61.9 million and $62.3 million, respectively.
(b) The 0% Subordinated Debentures due December 31, 2015 have a face value of $21.7 million at March 31, 2013 and December 31, 2012 and $86.3 million at March 31, 2012.